SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

          Date of report (Date of Earliest Event Reported): April 22, 1998

                             PRECISION SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                    0-2006                              41-1425909
             (Commission File No.)            (IRS Employer Identification No.)

                             11800 30th Court North
                             St. Petersburg, Florida
                    (Address of principal executive offices)

                                      33716
                                   (Zip Code)

                                 (813) 572-9300
              (Registrant's telephone number, including area code)


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Item 1. Change in Control of Registrant

On April 22, 1998, Precision Systems Inc. (the "Company") entered into a definitive agreement ("Agreement") with various privately held entities controlled by Roy M. Speer to acquire a controlling interest in the Company. Under terms of the Agreement, The Speer entities (Speer Communication Holdings Limited Partnership, Speer Worldwide Digital Transmission and Vaulting Limited Partnership, Speer Virtual Media Limited Partnership and Speer Productions Limited Partnership) will contribute to the Company $15 million in cash from working capital and their digital storage, audio visual production and telecommunication assets and businesses in exchange for approximately 105 million shares of the Company's common stock. The Agreement further contemplates that all debt and preferred stock of the Company held by its three major stockholders will be converted into common stock at the rate of $1.00 per share. The Agreement also provides for a $3 million line of credit to be made available to the Company by Speer to support funding of the Company's operations. After the transaction, Mr. Speer will control over eighty percent of the outstanding common stock of the Company. Mr. Speer currently controls RMS Limited Partnership, an entity that is one of the Company's major stockholders (13.5 percent ownership). RMS L.P. will also contribute certain real estate to the Company as part of the transaction.

As a part of the Agreement, the Company will be required to adopt a resolution increasing the number of members of its Board of Directors to eight members (from five) of which three Board members will be nominated by Mr. Speer. All five members of the Company's current Board of Directors will continue to serve on the Board.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired.

                  The required financial statements of the Speer Group are not currently available to the Company and will be filed within the next sixty days.


Exhibits

                  Exhibit #                     Description
                  ---------                     -----------

                  99.1                          Press Release

                  99.2                          Contribution and Share Exchange
                                                 Agreement



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                                   Signatures





Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      Precision Systems, Inc.

                                                  By: /s/ Kenneth M. Clinebell
                                                      ------------------------
                                                      Kenneth M. Clinebell
                                                      Chief Financial Officer
Date:    May 6, 1998